SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES AND EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): April 10, 2015

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS.
On April 10, 2015, Wheeler REIT, L.P., a Virginia limited partnership of which the Registrant is the sole general partner, amended its Amended and Restated Agreement of Limited Partntership ("Partnership Agreement") classifying two series of partnership units as Series A Convertible Preferred Units and Series B Convertible Preferred Units. On April 13, 2015, Wheeler REIT L.P. amended its Amendment to the Partnership Agreement that previously classified Series C Manditorily Convertible Preferred Units.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial statement of businesses acquired.
Not applicable.

(b)	Pro forma financial information.
Not applicable.

(c)	Shell company transactions.
Not applicable.

(d)	Exhibits.

10.1	Amendment to the Partnership Agreement for the Designation of Series A Convertible Preferred Units, dated April 10, 2015.

10.2	Amendment to the Partnership Agreement for the Designation of Series B Convertible Preferred Units, dated April 10, 2015.

10.3	Amended Amendment to the Partnership Agreement for the Designation of Series C Manditorily Convertible Preferred Units, dated April 13, 2015.

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ Jon S. Wheeler
Jon S. Wheeler
Chairman and Chief Executive Officer
Dated: April 15, 2015

EXHIBIT INDEX

Number	Description of Exhibit
10.1	Amendment to the Partnership Agreement for the Designation of Series A Convertible Preferred Units, dated April 10, 2015.
10.2	Amendment to the Partnership Agreement for the Designation of Series B Convertible Preferred Units, dates April 10, 2015.
10.3	Amended Amendment to the Partnership Agreement for the Designation of Series C Manditorily Convertible Preferred Units, dated April 13, 2015.